EXH NO. 99(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 91 to the Registration Statement (File Nos. 2-11401 and 811-203) (the “Registration Statement”) of Massachusetts Investors Trust (the “Registrant”), of my opinion dated April 24, 2006, appearing in Post-Effective Amendment No. 89 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on April 28, 2006.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

April 24, 2008